Exhibit 99.1

1000 Louisiana, Suite 4300
Houston, TX 77002
713.584.1000 www.targaresources.com

Targa Resources Provides Update on Financial Outlook and

Announces New Growth Projects

HOUSTON, March 31, 2014 – Targa Resources Partners LP (NYSE: NGLS) (“Targa Resources Partners” or the “Partnership”) announced today the following regarding preliminary first quarter of 2014 results, operating and financial outlook for 2014 and an update on 2014 growth capital expenditures including new growth projects.

Targa Resources Partners LP Financial Update

Based on preliminary results for the first quarter of 2014, the Partnership expects Adjusted EBITDA of approximately $210 million. Increased liquefied petroleum gas (“LPG”) export activity, higher commodity prices and improved performance across the Partnership’s businesses during the first quarter contributed to preliminary Adjusted EBITDA being approximately 60% higher than the first quarter of 2013.

The Partnership estimates Adjusted EBITDA for 2014 will be approximately $820 million to $880 million. The strength of the LPG export market and operational results at the facility since the first phase of the Partnership’s export expansion project came online in September 2013 have resulted in the expectation that the Partnership will benefit from a higher level of LPG export activity in 2014 than was previously contemplated. At the same time, other parts of the Partnership’s business segments have performed in line or exceeded assumptions used for 2014 Adjusted EBITDA estimates provided previously. There has been no change to the Partnership’s assumption for average commodity prices of $3.75 per MMBtu for natural gas, $95.00 per barrel for crude oil and $0.90 per gallon for the Partnership’s NGLs for 2014. Under these assumptions, a $0.05 change in the weighted average price of the Partnership’s typical NGL gallon would correspondingly change 2014 Adjusted EBITDA by approximately 1%.

These initial estimates for the first quarter of 2014 and full year 2014 are preliminary estimates and, accordingly, remain subject to changes that could be significant. See the section of this release entitled “Non-GAAP Financial Measure” for a discussion of Adjusted EBITDA and a reconciliation of this measure to its most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Growth Projects Update

The Partnership has recently approved construction of a condensate splitter at its Channelview Terminal on the Houston Ship Channel. Targa is contracting with Noble Americas Corp., a subsidiary of Noble Group Ltd. (“Noble”), who will support the project with a long-term, fee-based arrangement.

The approximately $115 million project will have the capability to split ~35,000 barrels per day of condensate into its various components, including naptha, kerosene, gas oil, jet fuel and liquefied petroleum gas, and will provide segregated storage for the condensate and components. The project is expected to be completed approximately 18 months after all permits have been obtained.

“We are very pleased to be working with a market leader like Noble to launch our first condensate splitter project. We continually look at facilities and services to support our customers, and believe that this project will help provide a partial solution as domestic condensate volumes continue to ramp up,” said Joe Bob Perkins, CEO of the general partner of the Partnership.

Once the project is complete, the Partnership’s Channelview Terminal will handle condensate, blendstock, asphalt, marine diesel oil, used motor oil, vacuum gas oil, and crude oil. Capabilities of the terminal will include condensate splitting, truck and barge transport, large ship loading, blending and heating.

The Partnership has also approved a 40 MMcf/d cryogenic processing plant and related facilities in the Williston Basin that will effectively double capacity to support the continued success of producers in the Bakken and Three Forks Shale plays. The additional Badlands plant could be on line before the end of the year.

Including these projects, the Partnership now expects growth capital expenditures of over $700 million in 2014.

About Targa Resources Partners LP

Targa Resources Partners is a publicly traded Delaware limited partnership formed in October 2006 by its parent, Targa Resources Corp. to own, operate, acquire and develop a diversified portfolio of complementary midstream energy assets. The Partnership is a leading provider of midstream natural gas, NGL, terminaling and crude oil gathering services in the United States. The Partnership is engaged in the business of gathering, compressing, treating, processing and selling natural gas; storing, fractionating, treating, transporting and selling NGLs and NGL products; gathering, storing and terminaling crude oil; and storing, terminaling and selling refined petroleum products.

The principal executive offices of Targa Resources Corp. and Targa Resources Partners are located at 1000 Louisiana, Suite 4300, Houston, TX 77002 and their telephone number is 713-584-1000.

Non-GAAP Financial Measure

This press release includes the non-GAAP financial measure Adjusted EBITDA. The following schedules provide reconciliations of this non-GAAP financial measure to its most directly comparable GAAP measure. The Partnership’s non-GAAP financial measures should not be considered as an alternative to the GAAP measure of net income or any other GAAP measure of liquidity or financial performance.

Adjusted EBITDA—The Partnership defines Adjusted EBITDA as net income attributable to Targa Resources Partners LP before interest, income taxes, depreciation and amortization, gains or losses on debt repurchases and non-cash risk management activities related to derivative instruments. Adjusted EBITDA is used as a supplemental financial measure by management and by external users of the Partnership’s financial statements such as investors, commercial banks and others.

The economic substance behind management’s use of Adjusted EBITDA is to measure the ability of the Partnership’s assets to generate cash sufficient to pay interest costs, support indebtedness and make distributions to investors.

The GAAP measures most directly comparable to Adjusted EBITDA are net cash provided by operating activities and net income attributable to Targa Resources Partners LP. Adjusted EBITDA should not be considered as an alternative to GAAP net cash provided by operating activities or GAAP net income attributable to Targa Resources Partners LP. Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool. Investors should not consider Adjusted EBITDA in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income attributable to Targa Resources Partners LP and net cash provided by operating activities and is defined differently by different companies in the Partnership’s industry, the Partnership’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these insights into its decision-making processes.

The following schedules present reconciliations of the initial estimates of net income attributable to Targa Resources Partners LP to Adjusted EBITDA for the periods indicated:

	Three Months Ended March 31,
	2014	2013
	($ in millions)
Reconciliation of net income attributable to Targa Resources Partners LP to Adjusted EBITDA:
Net income attributable to Targa Resources Partners LP	$97.5	$38.9
Add:
Interest expense, net	35.0	31.4
Income tax expense	1.0	0.9
Depreciation and amortization expense	80.0	63.9
Gain on sale or disposal of assets	—	(0.1)
Change in contingent consideration	—	0.3
Risk management activities	—	(0.2)
Noncontrolling interest adjustment	(3.5)	(2.9)

Adjusted EBITDA	$210.0	$132.2

	Twelve Months Ended 12/31/2014
	Low Range	High Range
	($ in millions)
Reconciliation of net income attributable to Targa Resources Partners LP to Adjusted EBITDA:
Net income attributable to Targa Resources Partners LP	$339.5	$399.5
Add:
Interest expense, net	150.0	150.0
Income tax expense	4.0	4.0
Depreciation and amortization expense	340.0	340.0
Noncontrolling interest adjustment	(13.5)	(13.5)

Adjusted EBITDA	$820.0	$880.0

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that Targa expects, believes or anticipates will or may occur in the future, are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside Targa’s control, which could cause results to differ materially from those expected by management of Targa. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in Targa’s filings with the Securities and Exchange Commission, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Targa does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor contact:

713-584-1133

Jen Kneale

Director—Finance

Matthew Meloy

Senior Vice President, Chief Financial Officer and Treasurer